Exhibit 10.9

PROMISSORY NOTE

Under Swedish Law

This Loan Note ("Note") is issued on December 4, 2024, by:

1.	Debtor (Buyer):
Synthesis Analytics Production Limited, a company organised under the laws of England and Wales with registered number 14342669 and having its registered address at Wenlock Road, London, England, N1 7GU, hereinafter referred to as the "Debtor".

2.	Creditor (Seller):
Marviken TWO AB, a company incorporated under the laws of Sweden, with registration number 559223-1491, and registered office at Kungsportsavenyen 26, Box 19055, 400 12 Gothenburg, Sweden hereinafter referred to as the "Creditor".

1.    Amount and Purpose of the Loan

1.1 The Debtor hereby acknowledges owing the Creditor the principal amount of USD 1,75 million (the “Loan Amount”), which represents part of the purchase price for the property located at:

•         Property Address: Marviken Kraftverk, 610 27 Vikbolandet, Sweden

•         Property Designation: A sectioning off from Norrköping Ramnö 1:7

1.2 This Note is issued as part of the real estate purchase agreement dated December 4, 2024 (the “Purchase Agreement”).

2.    Interest

2.1 The Loan Amount shall bear interest at a rate of 5% per annum, calculated on the basis of the actual number of days elapsed over a year of 365 days.

2.2 Interest shall accrue from the date of this Note until the Loan Amount is repaid in full.

3. Repayment Terms

3.1 The Loan Amount, together with accrued interest, shall be repaid in full on or before December 3, 2027 (the “Maturity Date”). Minimum $0,75 Million of the Sellers Loan Note will be repaid from the proceeds of the capital raises during 2025.

3.2 The Debtor may make early repayment of all or part of the Loan Amount at any time without penalty, provided that at least 10 days’ prior written notice is given to the Creditor.

4.    Security

4.1 As security for the performance of its obligations under this Note, the Debtor hereby grants the Creditor a security over the property identified in Section 1.1.

4.2 The Debtor agrees to execute and register all necessary documents to perfect the Creditor’s security interest in the property.

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5.    Events of Default

The following shall constitute events of default under this Note:

5.1 Failure by the Debtor to make payment of any amount due under this Note by the Maturity Date.

5.2 Breach by the Debtor of any obligations under the Purchase Agreement or this Note.

5.3 The initiation of bankruptcy or insolvency proceedings against the Debtor.

Upon the occurrence of any event of default, the Creditor shall have the right to demand immediate payment of all amounts outstanding under this Note, including interest.

6.    Governing Law and Dispute Resolution

6.1 This Note shall be governed by and construed in accordance with the laws of Sweden.

6.2 Any disputes arising from or in connection with this Note shall be resolved by the courts of Sweden, with Stockholm District Court (Stockholms tingsrätt) as the court of first instance.

7.    Miscellaneous

7.1 This Note may not be assigned or transferred by either party without the prior written consent of the other party.

7.2 Any amendments to this Note must be made in writing and signed by both parties.

7.3 Notices required under this Note shall be delivered to the addresses set out above or as otherwise notified in writing by the parties.

8.   Signatures

By signing below, the parties acknowledge and agree to the terms of this Note:

For the Debtor:
Dr Niclas Adler
Director

/s/ Dr Niclas Adler

Date: 2024-12-04

For the Creditor:
Dr Niclas Adler

Director

/s/ Dr Niclas Adler

Date: 2024-12-04

Attachments

1. Copy of the Purchase Agreement.

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